Exhibit 99.1
Wheels Up Announces First Quarter Results
Financial performance illustrates continued momentum of business transformation
Installation of Gogo high-speed satellite Wi-Fi to begin this summer
Agreement with Delta to extend $100 million revolving credit facility
Board of Directors authorizes stock repurchase program

ATLANTA – May 1, 2025 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the first quarter of 2025. Highlights of the quarter, including GAAP results, non-GAAP financial measures and key performance metrics, are on pages two and three and incorporated herein.

Commentary from Wheels Up’s Chief Executive Officer George Mattson about the company’s financial and operating results for the first quarter ended March 31, 2025 is included in an Investor Letter that can be found on Wheels Up’s Investor Relations website at https://investors.wheelsup.com.

First Quarter 2025 Results
•Revenue of $177.5 million, down 10% year over year
•Total Gross Bookings of $241.9 million, up 8% year over year
•Gross loss of $1.1 million, a $15.5 million improvement year over year
•Adjusted Contribution of $22.4 million equating to an Adjusted Contribution Margin of 12.6%, up 12 percentage points year over year
•Net loss of $99.3 million or $(0.14) per share
•Adjusted EBITDA loss of $24.2 million, a 51% improvement year over year
•Adjusted EBITDAR loss of $18.8 million, a 54% improvement year over year

“Our results this quarter show the progress we are making in our business transformation and we are pleased to see continued commercial momentum in light of more uncertain economic conditions. We remain focused on improving profitability and expanding margins by modernizing our fleet, leveraging our first-of-its-kind partnership with Delta, and delivering premium solutions for every customer journey,” said Wheels Up Chief Executive Officer George Mattson. “With solid liquidity, an improving path toward sustainable profitability, and other achievements that reflect the strength of our business, our Board of Directors has authorized a $10 million open market share repurchase program to illustrate our commitment to driving value for our shareholders.”

Business highlights
•More profitable flying. The company’s top priority has been to continue realigning its product, fleet and flying to better meet customer demand. As a result of the associated increased Utility and operational efficiency, Gross loss improved $15 million year over year in the March quarter despite a $20 million decline in revenue. Adjusted Contribution Margin increased by nearly 12 percentage points year over year to 12.6 percent, due primarily to the 23 percent increase in Utility during the March quarter.
•Leading operational reliability. A key component of Wheels Up’s strategic growth plan is to deliver the industry’s most reliable operation for our customers. During the March quarter, the company delivered a 97 percent Completion Rate and 85 percent On-Time Performance. As the fleet rapidly transitions to a modernized and more operationally reliable fleet, we expect to be able to drive higher On-Time Performance, Completion Rate and Utility.

•Continuing to drive value in our strategic partnership with Delta. New corporate accounts are the fastest growing segment in the business, illustrating the traction the company is seeing in its joint selling efforts with Delta. For the March quarter, corporate membership fund sales increased 13 percent year over year and represented nearly 40 percent of total membership fund sales. In addition, this summer, Wheels Up and Delta will partner to offer customers new options for hybrid travel combining Delta One commercial and Wheels Up private flights for European destinations. Customers flying to Athens, Barcelona, Naples, Nice and Rome will be offered seamless transitions to private jet flights and helicopter transfers arranged by Wheels Up for arrival at their final destination in unparalleled comfort and style.

•Extension of revolving credit facility. The company ended the quarter with approximately $272 million of total liquidity, comprised of approximately $171.8 million of cash and cash equivalents and a $100 million undrawn revolving credit facility. The company recently reached an agreement with Delta to extend the $100 million revolving credit facility to remain available through September 20, 2026.
•Definitive agreement with Gogo to provide high-speed satellite Wi-Fi. As part of its fleet modernization strategy, last October the company announced that its new fleet would be outfitted with state-of-the-art satellite WiFi. The company recently executed a definitive agreement with Gogo to install their Galileo HDX satellite Wi-Fi systems in Wheels Up aircraft. Installation is expected to begin this summer and ramp up quickly through the remainder of the year.
•Share repurchase program. On April 30, 2025, the company’s Board of Directors approved the repurchase of up to $10 million of shares of the company’s common stock from time to time through open market repurchases or other privately negotiated transactions.

Financial and Operating Highlights(1)

	Three Months Ended March 31,
(in thousands, except Live Flight Legs, Private Jet Gross Bookings per Live Flight Leg, Utility, Active Users and percentages)	2025	2024	% Change
Total Gross Bookings	$241,902	$224,674	8%

Private Jet Gross Bookings	$205,293	$191,763	7%

Live Flight Legs	10,895	11,754	(7)%

Private Jet Gross Bookings per Live Flight Leg	$18,843	$16,315	15%

Utility	38.1	30.9	23%

Active Users(2)	6,166	10,218	(40)%

Completion Rate	97%	98%	n/m

On-Time Performance (D-60)	85%	90%	n/m

Three Months Ended March 31,
(In thousands, except percentages)	2025	2024	$ Change	% Change
Revenue	$177,530	$197,101	$(19,571)	(10)%
Gross profit (loss)	$(1,104)	$(16,554)	$15,450	n/m
Adjusted Contribution	$22,441	$2,015	$20,426	n/m
Adjusted Contribution Margin	12.6%	1.0%	n/a	12	pp
Net loss	$(99,313)	$(97,393)	$(1,920)	(2)%
Adjusted EBITDA	$(24,150)	$(49,229)	$25,079	51%
Adjusted EBITDAR	$(18,792)	$(41,086)	$22,294	54%
Net cash used in operating activities	$(47,924)	$(73,794)	$25,870	35%
__________________
(1)For information regarding Wheels Up's use and definitions of our key operating metrics and non-GAAP financial measures, see “Definitions of Key Operating Metrics,” “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
(2)Active Users as of March 31, 2025 includes the impact of the company’s decision to discontinue Pay-As-You-Go and Connect membership options in July 2024.
n/m    Not meaningful

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. with a large, diverse fleet and a global network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides freight, safety, security, and managed services to a range of clients, including individuals and government organizations. With the Wheels Up app and website, members can easily search, book, and fly.
For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements provide current expectations of future circumstances or events based on certain assumptions and include any statement, projection or forecast that does not directly relate to any historical or current fact. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “we”, “us”, “our” or the “Company”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) Wheels Up’s growth plans, the size, demand, competition in and growth potential of the markets for Wheels Up’s service offerings and the degree of market adoption of Wheels Up’s member programs, charter offerings and any future services it may offer; (ii) the potential impact of Wheels Up’s cost reduction and operational efficiency initiatives on its business and results of operations, including timing, magnitude and possible effects on liquidity levels and working capital; (iii) Wheels Up’s fleet modernization strategy first announced in October 2024, its ability to execute such strategy on the timeline that it currently anticipates and the expected commercial, financial and operational impacts to Wheels Up; (iv) Wheels Up’s liquidity, future cash flows and certain restrictions related to its indebtedness obligations, as well as its ability to perform under its contractual and indebtedness obligations; (v) Wheels Up’s ability to achieve its financial goals in the future pursuant to the most recent schedule that it has announced; (vi) the potential impacts or benefits from pursuing strategic actions involving Wheels Up or its subsidiaries or affiliates, including, among others, acquisitions and divestitures, new debt or equity financings, refinancings of existing indebtedness, or commercial partnerships or arrangements; (vii) the availability or success of other options that the Company may undertake that are intended to cure compliance with the New York Stock Exchange’s continued listing standards; (viii) the share repurchase program described in this press release; and (ix) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to, among others, fluctuations in interest rates, inflation, foreign currencies, taxes, tariffs and trade policies, and consumer and business spending decisions. The words “anticipate,” “believe,” “can,” “continue,”

“could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 11, 2025 and our other filings with the SEC. It is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDAR, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to Revenue or any component thereof, Net income (loss), Operating income (loss) or any other performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures provide useful supplemental information to investors about Wheels Up. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in Wheels Up’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included in this press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$177,530	$197,101

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	158,424	198,260
Technology and development	10,524	11,081
Sales and marketing	22,161	21,437
General and administrative	56,817	36,237
Depreciation and amortization	20,210	15,395
Gain on sale of aircraft held for sale	(6,551)	(2,724)
(Gain) loss on disposal of assets, net	(3,289)	1,963
Total costs and expenses	258,296	281,649

Loss from operations	(80,766)	(84,548)

Other income (expense)
Gain on divestiture	—	3,403
Loss on extinguishment of debt	(38)	(1,706)
Change in fair value of warrant liability	—	(28)
Interest income	1,148	56
Interest expense	(19,880)	(14,555)
Other income (expense), net	301	(129)
Total other income (expense)	(18,469)	(12,959)

Loss before income taxes	(99,235)	(97,507)

Income tax benefit (expense)	(78)	114

Net loss	(99,313)	(97,393)
Less: Net loss attributable to non-controlling interests	—	—
Net loss attributable to Wheels Up Experience Inc.	$(99,313)	$(97,393)

Net loss per share of Class A common stock:
Basic and diluted	$(0.14)	$(0.14)

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	698,270,154	697,983,030

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$171,845	$216,426
Accounts receivable, net	41,797	32,316
Parts and supplies inventories	12,723	12,177
Aircraft held for sale	24,767	35,663
Prepaid expenses	32,011	23,546
Other current assets	15,664	11,941
Total current assets	298,807	332,069
Property and equipment, net	333,422	348,339
Operating lease right-of-use assets	35,153	56,911
Goodwill	219,476	217,045
Intangible assets, net	92,056	96,904
Restricted cash	35,218	30,042
Other non-current assets	76,850	76,701
Total assets	$1,090,982	$1,158,011

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$31,658	$31,748
Accounts payable	37,872	29,977
Accrued expenses	84,895	89,484
Deferred revenue, current	758,231	749,432
Other current liabilities	12,748	16,643
Total current liabilities	925,404	917,284
Long-term debt, net	382,765	376,308
Operating lease liabilities, non-current	53,076	50,810
Other non-current liabilities	9,620	9,837
Total liabilities	1,370,865	$1,354,239

Mezzanine equity:
Executive performance award	$8,223	$5,881
Total mezzanine equity	8,223	5,881

Equity:
Common Stock, $0.0001 par value; 1,500,000,000 authorized; 699,304,283 and 698,342,097 issued and 698,775,897 and 697,902,646 shares outstanding as of March 31, 2025 and December 31, 2024, respectively	$70	$70
Additional paid-in capital	1,931,900	1,921,581
Accumulated deficit	(2,202,208)	(2,102,895)
Accumulated other comprehensive loss	(9,556)	(12,662)
Treasury stock, at cost, 528,386 and 439,451 shares, respectively	(8,312)	(8,203)
Total Wheels Up Experience Inc. stockholders’ equity	(288,106)	(202,109)
Non-controlling interests	—	—
Total equity	(288,106)	(202,109)
Total liabilities and equity	$1,090,982	$1,158,011

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(99,313)	$(97,393)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,210	15,395
Equity-based compensation	12,661	11,211
Payment in kind interest	13,050	10,123
Amortization (accretion) of deferred financing costs and debt discount	1,893	(1,880)
Gain on sale of aircraft held for sale	(4,975)	(2,724)
(Gain) loss on disposal of assets, net	(3,229)	1,963
Impairment of right-of-use assets	20,218	—
Other	1,678	162
Changes in assets and liabilities:
Accounts receivable	(8,481)	(5,952)
Other receivables	(3,437)	2,113
Prepaid expenses	(8,324)	12,215
Other current assets	(262)	(4,371)
Other non-current assets	1,166	9,456
Accounts payable	7,760	13,093
Accrued expenses	(6,005)	(12,211)
Deferred revenue	7,917	(25,145)
Other assets and liabilities	(451)	151
Net cash used in operating activities	(47,924)	(73,794)

Cash flows from investing activities:
Purchases of property and equipment	(14,704)	(4,022)
Capitalized software development costs	(3,338)	(3,540)
Purchase of aircraft held for sale	(3,800)	(2,331)
Proceeds from sale of aircraft held for sale, net	33,005	25,988
Other	4,950	3,508
Net cash provided by investing activities	16,113	19,603

Cash flows from financing activities:
Purchase of shares for treasury	(109)	(338)
Proceeds from long-term debt	9,876	—
Repayments of long-term debt	(18,451)	(23,976)
Payment of debt issuance costs	(2)	—
Net cash used in financing activities	(8,686)	(24,314)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,092	(1,030)

Net decrease in cash, cash equivalents and restricted cash	(39,405)	(79,535)
Cash, cash equivalents and restricted cash, beginning of period	246,468	292,825
Cash, cash equivalents and restricted cash, end of period	$207,063	$213,290

Definitions of Key Operating Metrics
Total Gross Bookings and Private Jet Gross Bookings. We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our member programs and charter offerings, all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and all cargo flight services (“Cargo Services”). We believe Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers.
We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our member programs and charter offerings (excluding Group Charter Flights and Cargo Services). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors.
For each of Total Gross Bookings and Private Jet Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Total Gross Bookings and Private Jet Gross Bookings to provide useful information for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors. Our calculation of Total Gross Bookings and Private Jet Gross Bookings may not be comparable to similarly titled measures reported by other companies.
In Wheels Up’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for each of the three months ended March 31, 2024 and June 30, 2024, as well as certain other earnings materials furnished in connection therewith, “Total Private Jet Flight Transaction Value” and “Total Flight Transaction Value” were presented as non-GAAP financial measures, and “Total Private Jet Flight Transaction Value per Live Flight Leg” was presented as a key operating metric. To improve the clarity of our reports filed with the SEC and to use comparable terminology to other registrants, beginning with our Quarterly Report on Form 10-Q for the three months ended September 30, 2024, we relabeled “Total Private Jet Flight Transaction Value,” “Total Flight Transaction Value” and “Total Private Jet Flight Transaction Value per Live Flight Leg” as Private Jet Gross Bookings, Total Gross Bookings and Private Jet Gross Bookings per Live Flight Leg, respectively. In addition, we now present Private Jet Gross Bookings and Total Gross Bookings as key operating metrics given their usage. We will no longer present Private Jet Charter FTV or Other Charter FTV, which were included in such past filings.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform and our ability to generate Flight revenue.
Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our member programs and charter offerings (excluding Group Charter Flights and Cargo Services) for each Live Flight Leg.
Utility. We define Utility for the applicable period as the total revenue generating flight hours flown on our controlled aircraft fleet, excluding empty repositioning legs, divided by the monthly average number of available aircraft in our controlled aircraft fleet. Utility is expressed as a monthly average. We measure the revenue generating flight hours for a given flight on our controlled aircraft as the actual flight time from takeoff to landing. We determine the number of aircraft in our controlled aircraft fleet available for revenue generating flights at the end of the applicable month and exclude aircraft then classified as held for sale. We use Utility to measure the efficiency of our operations, our ability to generate a return on our assets and the impact of our fleet modernization strategy.
Active Users. We define Active Users as the unique non-member customers who completed a revenue generating flight at least once in the applicable period, excluding wholesale flight activity, plus all members as of the end of the applicable period. While a unique member or non-member customer can complete multiple revenue generating flights on our platform in a given period, that unique member or non-member customer is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our ability to generate revenue.

Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed, excluding customer-initiated flight cancellations.
On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.
For the three months ended March 31, 2025, we changed the presentation of Completion Rate and On-Time Performance (D-60) to include wholesale flight activity, which we believe better aligns those publicly reported key operating metrics to certain information that we use internally to evaluate our operations, and also to better align such metrics to Live Flight Legs, which includes wholesale flights. Completion Rate and On-Time Performance (D-60) for the three months ended March 31, 2025 and 2024 reported in the table above includes wholesale flight activity, which was previously excluded from such key operating metrics in the Company’s filings with the SEC beginning with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 through and including the Annual Report. Completion Rate and On-Time Performance (D-60) reported in the Company’s previously filed Quarterly Report on Form 10-Q for the three months ended March 31, 2024, which excluded wholesale flight activity, were 98% and 87%, respectively.

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity-based compensation expense, (v) Acquisition and integration related expenses and (vi) other items not indicative of our ongoing operating performance, including but not limited to, restructuring charges. We calculate Adjusted EBITDAR as Adjusted EBITDA, as further adjusted for aircraft lease costs.

We include Adjusted EBITDA and Adjusted EBITDAR as supplemental measures for assessing operating performance, to be used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions, and to provide useful information for historical period-to-period comparisons of our business, as each measure removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance.

Adjusted EBITDAR is included as a supplemental measure, because we believe it provides an alternate presentation to adjust for the effects of financing in general and the accounting effects of capital spending and acquisitions of aircraft, which may be acquired outright, acquired subject to acquisition debt, including under the Revolving Equipment Notes Facility, by capital lease or by operating lease, each of which may vary significantly between periods and results in a different accounting presentation.

Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.

We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR
The following tables reconcile Adjusted EBITDA and Adjusted EBITDAR to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended March 31,
	2025	2024
Net loss	$(99,313)	$(97,393)
Add back (deduct)
Interest expense	19,880	14,555
Interest income	(1,148)	(56)
Income tax (benefit) expense	78	(114)
Other (income) expense, net	(301)	129
Depreciation and amortization	20,210	15,395
Change in fair value of warrant liability	—	28
Gain on divestiture	—	(3,403)
(Gain) loss on disposal of assets, net	(3,289)	1,963
Equity-based compensation expense	12,661	11,211
Integration and transformation expense(1)	1,183	—
Fleet modernization expense(2)	5,147	—
Restructuring charges(3)	—	2,144
Atlanta Member Operations Center set-up expense(4)	—	3,023
Certificate consolidation expense(5)	—	1,138
Other(6)	20,742	2,151
Adjusted EBITDA	$(24,150)	$(49,229)
Aircraft lease costs(7)	$5,358	$8,143
Adjusted EBITDAR	$(18,792)	$(41,086)
__________________
(1)Consists of expenses associated with the Company’s global integration efforts, including charges for employee separation programs and third-party advisor costs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning the Embraer Phenom 300 series and Bombardier Challenger 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy.
(3)Includes charges for contract termination fees and employee separation programs as part of our cost reduction and strategic business initiatives.
(4)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(5)Consists of expenses incurred to execute the consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(6)For the three months ended March 31, 2025, primarily includes a $20.2 million non-cash pre-tax right-of-use asset impairment charge associated with vacating our former New York City corporate office space for a smaller, centralized location and related on-going lease costs for the vacated space while we seek a sublease tenant. For the three months ended March 31, 2024, includes (i) collections of certain aged receivables which were added back to Net Loss in the reconciliation presented for the twelve months ended December 31, 2022, (ii) reserves and/or write-off of certain aged receivables associated with the aircraft management business which was divested on September 30, 2023, and (iii) expenses associated with ongoing litigation matters.
(7)Aircraft lease costs are reflected in Cost of revenue on the condensed consolidated statement of operations for the applicable period.
Refer to “Supplemental Expense Information” below, for further information.

Adjusted Contribution and Adjusted Contribution Margin
The following tables reconcile Adjusted Contribution to Gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended March 31,
	2025	2024
Revenue	$177,530	$197,101
Less: Cost of revenue	(158,424)	(198,260)
Less: Depreciation and amortization	(20,210)	(15,395)
Gross profit (loss)	(1,104)	(16,554)
Gross margin	(0.6)%	(8.4)%
Add back:
Depreciation and amortization	20,210	15,395
Equity-based compensation expense in cost of revenue	78	746
Integration and transformation expense in cost of revenue(1)	363	—
Fleet modernization expense in cost of revenue(2)	3,057	—
Atlanta Member Operations Center set-up expense in cost of revenue(3)	—	1,402
Certificate consolidation expense in cost of revenue(4)	—	1,026
Other in cost of revenue(5)	(163)	—
Adjusted Contribution	$22,441	$2,015
Adjusted Contribution Margin	12.6%	1.0%
__________________
(1)Consists of expenses associated with the Company’s global integration efforts including charges for employee separation programs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning the Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy.
(3)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(4)Consists of expenses incurred to execute the consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(5)Consists of amounts recovered on Parts and supplies inventory reserved during prior periods related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives, including fleet modernization.

Supplemental Revenue Information

	Three Months Ended March 31,		Change in
	2025	2024	$	%
Membership	$9,189	$16,854	$(7,665)	(45)%
Flight	147,568	150,929	(3,361)	(2)%
Other	20,773	29,318	(8,545)	(29)%
Total	$177,530	$197,101	$(19,571)	(10)%

Supplemental Expense Information

(In thousands)	Three Months Ended March 31, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$78	$434	$241	$11,908	$12,661
Integration and transformation	363	—	500	320	1,183
Fleet modernization expense	3,057	—	72	2,018	5,147
Other	(163)	—	—	20,905	20,742

(In thousands)	Three Months Ended March 31, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$746	$283	$135	$10,047	$11,211
Restructuring charges	—	—	1,597	547	2,144
Atlanta Member Operations Center set-up expense	1,402	—	—	1,621	3,023
Certificate consolidation expense	1,026	—	—	112	1,138
Other	—	—	—	2,151	2,151